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                                                                    Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the use in the registration statement No. 333-114795 (and the related prospectus and consent solicitation statement) for the exchange of Consolidated Rail Corporation debt securities for Norfolk Southern Railway Company debt securities on Form S-4 of Norfolk Southern Railway Company of our report dated January 27, 2004, with respect to the consolidated balance sheets of Consolidated Rail Corporation and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2003, which report appears herein. Our report refers to the adoption by the Company of Financial Accounting Standards Board Statement No. 143, "Accounting for Asset Retirement Obligations," effective January 1, 2003.

We also consent to the reference to our firm under the heading "Experts" in the prospectus and consent solicitation statement.

/s/ KPMG LLP                              /s/ Ernst & Young LLP
Norfolk, Virginia                         Jacksonville, Florida
May 20, 2004                              May 20, 2004